Exhibit 10.25

CYABRA, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement” or “Award Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A, is entered into between Cyabra, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to award the Awardee Restricted Stock Units pursuant to the Company’s 2024 Omnibus Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, the following provisions apply to this Award:

1. Award. The Company hereby awards the Awardee the number of Restricted Stock Units (each an “RSU” and collectively the “RSUs”) set forth in Exhibit A. Such RSUs shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

2. Vesting. The RSUs shall vest in accordance with the vesting schedule set forth in Exhibit A, provided that the Awardee has not incurred a termination of Continuous Service prior to the applicable vesting date. For each RSU that becomes vested in accordance with this Agreement, the Company shall issue and deliver to Awardee, on or within thirty (30) business days after becoming vested, one share of the Company’s common stock (the “Common Stock”). In the event that the Awardee incurs a termination of Continuous Service, any RSUs that have not vested as of the date of such termination of Continuous Service shall be forfeited.

3. Dividend Equivalent Units. If and to the extent that the Company pays a cash dividend with respect to the Common Stock, Awardee shall be credited with an additional number of RSUs (“Dividend Equivalent Units”), including a fractional Dividend Equivalent Unit if applicable, equal to (i) the amount of such dividends as would have been paid with respect to Awardee’s outstanding RSUs on the record date of such dividend (the “record date”) had each such outstanding RSU been an outstanding share of Common Stock on such record date, divided by (ii) the closing price of a share of Common Stock on such record date. Dividend Equivalent Units shall be subject to the same vesting terms and conditions as the RSUs to which they relate.

4. No Rights as Stockholder. The Awardee shall not be entitled to any of the rights of a stockholder with respect to any share of Common Stock that may be acquired following vesting of an RSU unless and until such share of Common Stock is issued and delivered to the Awardee. Without limitation of the foregoing, the Awardee shall not have the right to vote any share of Common Stock to which an RSU relates and shall not be entitled to receive any dividends attributable to such share of Common Stock for any period priot to the issuance and delivery of such share to Awardee (but Awardee shall have dividend equivalent rights as provided in Section 3 above).

5. Transfer Restrictions. Neither this Agreement nor the RSUs may be sold, assigned, pledged or otherwise transferred or encumbered without the prior written consent of the Committee.

6. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

7. Withholding Taxes.

(a) General. As set forth in Section 16.5 of the Plan, the Company has the authority and the right to deduct or withhold, or to require Awardee to pay to the Company, an amount sufficient to satisfy all applicable taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax withholding obligations, if Awardee has elected the “Sell to Cover Withholding Method” on Exhibit A, Awardee hereby irrevocably elects, in accordance with the terms set forth in this Section 7, to sell a portion of the shares of Common Stock to be delivered pursuant to Section 2 hereof necessary in order to satisfy minimum tax withholding obligations and Awardee agrees to execute any letter of instruction or agreement required by the Company’s transfer agent or stock plan administrator (together with any other party the Company determines necessary to execute the Sell to Cover Withholding Method, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy such minimum tax withholding obligations directly to the Company or its affiliates. The Company may refuse to issue or deliver the shares of Common Stock unless all withholding taxes that may be due as a result of this Award have been paid.

(b) Sell to Cover Withholding Method. If Awardee has elected the “Sell to Cover Withholding Method” on Exhibit A, Awardee hereby affirmatively elects to sell that number of shares of Common Stock determined in accordance with Section 7(a) above with respect to any taxable event(s) arising in connection with the RSUs and to allow the Agent to pay the cash proceeds of such sale(s) to the Company (or the Company’s delegate) for remittance to the appropriate taxing authorities. In furtherance of the Sell to Cover Withholding Method, Awardee hereby:

i.   Appoints the Agent as Awardee’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Awardee’s behalf, as soon as practicable on or after the shares of Common Stock are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of such shares so issued necessary to generate proceeds to cover (x) applicable tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent and (2) apply any remaining funds to Awardee’s federal, state, local and foreign income and employment withholding taxes.

ii.  Authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to clause (i) above.

iii.   Understands that the Agent may conduct the sales as provided in clause (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Awardee’s account. In addition, Awardee acknowledges that it may not be possible to sell shares of Common Stock as provided by clause (i) above due to (1) a legal or contractual restriction applicable to Awardee or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the shares of Common Stock may be traded. Awardee further agrees and acknowledges that in the event the sale of shares of Common Stock would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell shares of Common Stock as provided by subsection (i) above. In the event of the Agent’s inability to sell shares of Common Stock, Awardee will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in clause (i) above.

iv.   Acknowledges that regardless of any other term or condition of this section, neither the Company nor the Agent will be liable to Awardee for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its or their reasonable control.

v.  Agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this section. The Agent is a third-party beneficiary of this section.

vi.   This section will terminate not later than the date on which all tax withholding obligations arising in connection with the vesting or settlement of the RSUs have been satisfied.

vii. Represents and warrants that on the date hereof Awardee (a) is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (b) is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Common Stock effected by the Agent pursuant to this Agreement, and (c) is entering into this Agreement and the election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act. It is Awardee’s intent that this “sell to cover” withholding comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

8. Investment Purpose. Any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Awardee shall not sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

9. Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock issuable to Awardee pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

10. Lock-Up Agreement. The Awardee, in the event that any shares of Common Stock which become deliverable to Awardee with respect to RSUs at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Awardee shall agree to restrictions on transferability of the shares of such Common Stock comparable to the restrictions agreed upon by such directors or officers of the Company.

11. Awardee Obligations. The Awardee should review this Agreement with his or her own tax advisors to understand the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee will rely solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

12. No Guarantee of Continued Service. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment or service agreement that may have been entered into by the Commpany and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

13. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Company may permit.

14. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire Agreement with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and except as provided in the Plan or in this Agreement, may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. In the event of any conflict between this Award Agreement and the Plan, the Plan shall be controlling. This Award Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

15. Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Awardee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

17. Section 409A Compliance. To the extent that this Agreement and the award of RSUs hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

18. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Awardee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Awardee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Awardee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

19. Compensation Recovery Policy. By accepting the Award, the Awardee acknowledges that the Awardee is fully bound by, and subject to all of the terms and conditions of, the Company’s Compensation Recovery Policy, and the Awardee agrees to abide by the terms of such Policy. To the extent that the Board or a committee thereof determines that all or a portion of the Award or the shares of Common Stock issued pursuant to the Award must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Awardee shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery pursuant to the Compensation Recovery Policy of all or a portion of the Award or shares of Common Stock issued thereunder will be an event giving rise to a right to terminate for “Good Reason” under any agreement with the Company. In the event of any conflicts between the terms of the Compensation Recovery Policy and the terms of the Plan or this Agreement, the terms of the Compensation Recovery Policy shall govern.

20. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in Exhibit A.

CYABRA, INC.

By:
Name:
Title:

AWARDEE

Name:

EXHIBIT A

CYABRA, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(a).	Awardee’s Name:________________

(b).	Award Date: ,202

(c).	Number of Restricted Stock Units (“RSUs”) Granted:_____________

(d).	Vesting Schedule:

The RSUs awarded herein shall vest in ____ equal [monthly/quarterly] installments commencing on ____________, 202_ and continuing on the ____ day of each _______ [month/quarter] thereafter, provided that Awardee has not incurred a termination of Continuous Service (as defined in the Plan) prior to each such respective vesting date.

(e).	Sell to Cover Withholding Method:

Awardee hereby (check one):

___ Elects the Sell to Cover Withholding Method set forth in Section 7 of this Agreement.

___ Does NOT elect the Sell to Cover Withholding Method set forth in Section 7 of this Agreement. Awardee understands that he or she shall be required to provide means for satisfying all applicable tax withholdings, which may require Awardee to remit cash to the Company in satisfaction of applicable tax withholding requirements.

_______ (Initials)

Awardee

_______ (Initials)

Company Signatory